                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 5, 1997


                              DEPOTECH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)


               0-26862                           33-0387911
       (Commission File Number)       (IRS Employer Identification No.)


            10450 Science Center Drive, San Diego, California, 92121
             (Address of Principal Executive Offices)   (Zip Code)


                                 (619) 625-2424
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

         On June 5, 1997, DepoTech Corporation, a California corporation ("DepoTech"), repurchased from Chiron Corporation, a Delaware Corporation ("Chiron"), exclusive marketing rights to DepoCyt in Canada and Europe. Chiron will retain exclusive marketing rights to DepoCyt in the U.S. DepoCyt, an injectable sustained-release formulation of the chemotherapeutic agent cytarabine, is an anti-cancer agent for use in patients with neoplastic meningitis. Chiron and DepoTech have been jointly developing DepoCyt in the U.S., Canada and Europe since March 1994 and DepoTech filed a New Drug Application ("NDA") with the U.S. Food and Drug Administration ("FDA") for DepoCyt in April 1997.

         The purchase price consisted of an aggregate of $13.7 million. A partial cash payment is due not later than December 31, 1997. The remaining amounts are payable as follows:

         (i) If, prior to December 31, 1998, the FDA issues a letter or other notification (the "FDA Notification") indicating that the NDA with respect to DepoCyt in the U.S. is approvable or approved, the entire remaining amounts shall be payable upon the date of the FDA Notification. DepoTech shall, at its option, pay the entire amount in cash on the date of the FDA Notification, or deliver to Chiron on such date a promissory note, for the principal amount of the unpaid balance due not later than December 31, 1998.

         (ii) If no FDA Notification is issued by the FDA prior to December 31, 1998, the entire remaining amounts shall be payable upon the date of the earliest of the FDA Notification or the issuance of any letter or other notification indicating that an application to market and sell DepoCyt is approvable or approved by the applicable regulatory authority of the European Union or the United Kingdom, France, Germany, Italy or Spain (collectively the "Major Market Countries") (such earliest date referred to herein as the "Later Payment Date"). DepoTech shall, at its option, pay the entire amount in cash on the Later Payment Date, or deliver to Chiron on such date a short term promissory note for the principal amount of the unpaid balance.

         (iii) In the event that all applications for regulatory approval to market and sell DepoCyt in the United States, the European Union, and all Major Market Countries are permanently withdrawn, or no such applications are filed, DepoTech shall be relieved of the obligation to pay the remaining amounts and Chiron shall have the right to cause the rights to DepoCyt in Europe only to revert to it.

         The purchase price was determined in an arm's length negotiation between Chiron and DepoTech.
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Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

         (a)     Not applicable
         (b)     Not applicable

         (c)     Exhibits
                 --------
                 Exhibit 2.1      Amendment #2 to Collaboration Agreement, dated June 5, 1997 between
                                  DepoTech Corporation and Chiron Corporation ("Amendment #2").  The
                                  exhibit referenced in Amendment #2 has not been included because it contains information that is not material to an investment decision and is otherwise discussed in the agreement; it will be provided supplementally to the Commission upon request.

                 Exhibit 99.1     Press Release dated June 6, 1997
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DEPOTECH CORPORATION




Date: June 20, 1997                By: /s/ Edward L. Erickson    ,
                                      ---------------------------
                                      President and Chief Executive
                                      Officer
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                                 EXHIBIT INDEX


                                                                                             Sequentially
       Exhibit                                                                                 Numbered
       Number                                    Document                                        Page
       ------                                    --------                                      --------
         2.1       Amendment #2 to Collaboration Agreement dated June 5, 1997 between            II-1
                   DepoTech Corporation and Chiron Corporation ("Amendment #2").  The
                   exhibit referenced in Amendment #2 has not been included because it contains information that is not material to an investment decision and is otherwise discussed in the agreement; it will be provided supplementally to the Commission upon request.
        99.1       Press Release dated June 6, 1997                                              II-8